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                                                                   EXHIBIT 10.22

                               SEVERANCE AGREEMENT

            This severance agreement (this "Agreement") is made as of the 20th day of February, 2003 by and between Integra LifeSciences Holdings Corporation, a Delaware Corporation, and Deborah A. Leonetti ("Executive").

                                   Background

            WHEREAS, this Agreement is intended to specify the financial arrangements that the Company will provide to Executive upon Executive's separation from employment with the Company in connection with or after a Change in Control, as defined.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intended to be legally bound hereby, the parties hereto agree as follows:

                                      Terms

            1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

            (a) "Base Salary" shall mean a minimum base salary of $180,000 per year ("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary shall be subject to annual reviews, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, executive officers of Company) and may increase pursuant to such reviews, in which case the increased Base Salary shall become the "Base Salary."

            (b) "Board" shall mean the Board of Direcetors of Company, or any successor thereto.

            (c) "Cause," as determined by the Board in good faith, shall mean Executive has --

                  (1) failed to perform her stated duties in all material
            respects, which failure continues for 15 days after her receipt of written notice of the failure;

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                  (2) intentionally and materially breached any provision of this Agreement and not cured such breach (if curable) within 15 days of her receipt of written notice of the breach;

                  (3) demonstrated her personal dishonesty in connection with her employment by Company;

                  (4) engaged in willful misconduct in connection with her
            employment with the Company;

                  (5) engaged in a breach of fiduciary duty in connection with her employment with the Company; or

                  (6) willfully violated any material law, rule or regulation, or final cease-and-desist order (other than traffic violations or similar offenses) or engaged in other serious misconduct of such a nature that her continued employment may reasonably be expected to cause the Company substantial economic or reputational injury.

            (d) A "Change in Control" of Company shall be deemed to have occurred:

                  (1) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than Company, any trustee or other fiduciary holding securities under any employee benefit plan of Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company (for purposes of this Agreement, "Company Voting Securities" shall mean the then outstanding voting securities of Company entitled to vote generally in the election of directors); provided, however, that any acquisition from Company or any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
            (iii) of paragraph (3) of this definition shall not be a Change in Control under this paragraph (1); or

                  (2) if individuals who, as of the date hereof, constitute the
            Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbant Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any

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            such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) upon consummation by Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Company or the acquisition of assets or stock of any entity (a "Business Combination"), in each case, unless immediately following such Business Combination: (i) Company Voting Securities outstanding immediately prior to such Business Combination (or if such Company Voting Securities were converted pursuant to such Business Combination, the shares into which such Company Voting Securities were converted) (x) represent, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (the "Surviving Corporation"), or, if applicable, a corporation which as a result of such transaction owns Company or all or substantially all of Company's assets either directly or through one or more subsidiaries (the "Parent Corporation") and (y) are held in substantially the same proportions after such Business Combination as they were immediately prior to such Business Combination; (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of Company existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (4) upon approval by the stockholders of Company of a complete liquidation or dissolution of Company.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

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            (f) "Company" shall mean Integra LifeSciences Holdings Corporation and any corporation, partnership or other entity owned directly or indirectly, in whole or in part, by Integra LifeSciences Holdings Corporation.

            (g) "Disability" shall mean Executive's inability to perform her duties hereunder by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.

            (h) "Good Reason" shall mean:

                        (1) a material breach of this Agreement by Company which
                  is not cured by Company within 15 days of its receipt of written notice of the breach;

                        (2) Company fails to obtain the assumption of this
                  Agreement by any successor to Company; or

                        (3) during the one-year period following a Change in
                  Control, the Company, without Executive's express written consent: (i) reduces Executive's base salary or the aggregate fringe benefits provided to Executive (except to the extent the decrease is pursuant to a general compensation or benefits reduction applicable to all, or substantially all, executive officers of Company); (ii) substantially diminishes the nature or status of Executive's responsibilities; or (iii) requires Executive to be based more than 25 miles from Executive's office location immediately prior to the Change in Control (except for required travel on Company business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change in Control).

            (i) "Retirement" shall mean the termination of Executive's employment with Company in accordance with the retirement policies, including early retirement policies, generally applicable to Company's salaried employees.

            (j) "Termination Date" shall mean the date specified in the Termination Notice.

            (k) "Termination Notice" shall mean a dated notice which: (i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in
            Section 9(h).

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      2. Term of Agreement. The term of this Agreement shall commence on the date hereof as first written above and shall continue through January 1, 2004; provided that commencing on January 1, 2004 and each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than December 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall continue in effect for a period of 12 months beyond the date on which a Change in Control occurs if a Change in Control shall have occurred during such term.

      3. Termination of Employment

            (a) Prior to a Change in Control. Executive's rights upon termination of employment prior to a Change in Control shall be governed by the Company's standard employment termination policy applicable to Executive in effect at the time of termination or, if applicable, any written employment agreement between the Company and Executive other than this Agreement in effect at the time of termination.

            (b) After a Change in Control.

                  (i) From and after the date of a Change in Control during the term of this Agreement, the Company shall not terminate Executive from employment with the Company except as provided in this Section 3(b) or as a result of Executive's Disability, Retirement or death.

                  (ii) From and after the date of a Change in Control during the term of this Agreement, the Company shall have the right to terminate Executive from employment with the Company at any time during the term of this Agreement for Cause, by written notice to Executive, specifying the particulars of the conduct of Executive forming the basis for such termination.

                  (iii) From and after the date of a Change in Control during the term of this Agreement: (x) the Company shall have the right to terminate Executive's employment without Cause, at any time; and (y) Executive shall, upon the occurrence of such a termination by the Company without Cause, or upon the voluntary termination of Executive's employment by Executive for Good Reason, be entitled to receive the benefits provided in Section 4 hereof. Executive shall evidence a voluntary termination for Good Reason by written notice to the Company given within 60 days after the date of the occurrence of any event that Executive knows or should reasonably have known constitutes Good Reason for voluntary termination. Such notice need only identify Executive and set forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason. Any notice give by Executive pursuant to this Section 3 shall be effective five business days after the date it is given by Executive.

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      4. Termination.

            (a) Termination with Salary Continuation . In the event that within twelve months of a Change in Control (i) Executive terminates her employment for Good Reason, or (ii) Executive's employment is terminated by Company for a reason other than Retirement, Disability, death or Cause, then Company shall:

                        (i) pay Executive a severance amount equal to
                  Executive's Base Salary (determined without regard to any reduction that would give rise to Good Reason) as of her last day of active employment; the severance amount shall be paid in a single sum on the first business day of the month following the Termination Date; and

                        (ii) maintain and provide to Executive, at no cost to
                  Executive, for a period ending at the earliest of (i) the third anniversary of the Termination Date and (ii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had her employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.

            (b) Other Termination. In the event Executive's employment terminates other than as set forth in Section 4(a), Executive's rights upon termination shall be governed by the Company's standard employment termination policy applicable to Executive in effect at the time of termination or, if applicable, any written employment agreement between the Company and Executive other than this Agreement in effect at the time of termination

            (c) Termination Notice. Except in the event of Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

      5. Executive Duties. Executive shall not terminate employment with the Company without giving 30 days' prior notice to the Board, and during such 30-day period Executive will assist, as and to the extent reasonably requested by the Company, in training the successor to Executive's position with the Company. The provisions of this Section 5 shall not apply to any termination (voluntary or involuntary) of the employment of Executive pursuant to Section 4(a) hereof.

      6. Withholding. Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

      7. Assignability. Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of Company hereunder as fully as if it had been originally made a party hereto. Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and her rights and duties hereunder shall not be assigned except as expressly agreed to in writing by Company.

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      8. Death of Executive. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive's death shall be paid in a single sum as soon as practicable after Executive's death to Executive's surviving spouse, or if none, to the duly appointed personal representative of her estate.

      9. Legal Expenses. In the event of a termination pursuant to Section 4(a) hereof, the Company shall also pay to Executive all reasonable legal fees and expenses incurred by Executive as a result of such termination of employment (including all fees and expenses, if any, incurred by Executive in contesting or disputing any such termination or in seeking to obtain to enforce any right or benefit provided to Executive by this Agreement whether by arbitration or otherwise).

      10. Miscellaneous.

            (a) Amendment. No provision of this Agreement may be amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on Company's behalf.

            (b) Nature of Obligations. Nothing contained herein shall create or require Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

            (c) ERISA. For purposes of the Executive Retirement Income Security Act of 1974, this Agreement is intended to be a severance pay Executive welfare benefit plan, and not an Executive pension plan, and shall be construed and administered with that intention.

            (d) Prior Employment. Executive represents and warrants that her acceptance of employment with Company has not breached, and the performance of her duties hereunder will not breach, any duty owed by her to any prior employer or other person.

            (e) Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

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            (f) Gender and Number. Whenever used in this Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable.

            (g) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

            (h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators.

            (i) Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                           To the Company:

                                    Integra LifeSciences Holdings Corporation
                                    311 Enterprise Drive
                                    Plainsboro, New Jersey 08536
                                    Attn:  President

                           With a copy to:

                                    The Company's General Counsel

                           To the Executive:

                                    Deborah Leonetti
                                    143 Orthodox Drive
                                    Richboro, PA 18954

            (j) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

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            (k) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey.

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      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

INTEGRA LIFESCIENCES                                 EXECUTIVE
HOLDINGS CORPORATION


By:/s/ Stuart M. Essig                                /s/ Deborah Leonetti
----------------------                                --------------------
Its:  President and Chief Executive Officer

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